                                                                   Exhibit 10(f)

                                                                  EXECUTION COPY

                 CANPOTEX PRODUCER AGREEMENT AMENDING AGREEMENT
                   (PRODUCTIVE CAPACITY/EXPANSIONS/DISASTERS)

THIS AMENDING AGREEMENT made as of the Effective Date.
BETWEEN:

             CANPOTEX LIMITED
             ("Canpotex")                                      OF THE FIRST PART

AND:

             AGRIUM INC.
             ("Agrium")                                       OF THE SECOND PART

AND:

             IMC KALIUM CANADA LTD.
             ("Kalium")                                        OF THE THIRD PART

AND:

             IMC CENTRAL CANADA POTASH INC.
             ("CCP")                                          OF THE FOURTH PART

AND:

             INTERNATIONAL MINERALS & CHEMICAL (CANADA)
             LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP, BY ITS
             GENERAL PARTNER, INTERNATIONAL MINERALS &
             CHEMICAL (CANADA) GLOBAL LIMITED
             ("IMC LP")                                      OF THE FIFTH PART
             (Kalium, CCP and IMC LP being collectively referred to as the "IMC Group")

AND:

             POTASH CORPORATION OF SASKATCHEWAN INC.
             ("PCS")                                         OF THE SIXTH PART
             (Each of the above parties other than Canpotex and CCP being also hereinafter referred to individually as a "Producer" or collectively as the "Producers")

WHEREAS:

1. Canpotex has entered into with each of the Producers, or their predecessors, a Producer Agreement, as amended from time to time (individually a "Producer Agreement" and collectively, the "Producer Agreements"); and

2. The parties wish to further amend the Producer Agreements on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the covenants and agreements hereinafter contained and other good and valuable consideration paid by each of the parties to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.   DEFINITIONS

1.01 Except as specifically defined in this Amending Agreement or as required by the context hereof, words and phrases capitalized herein and the terms "ton" and "potash" shall have the meanings given to them in the Producer Agreements.

1.02 In this Amending Agreement, including the premises and preamble hereof:

     (a) "Additional Suspension Period" means a two year period immediately following the last day of a Suspension Period;

     (b) "Affected Producer" means a Producer that has had one or more of its Mines affected by a Disaster or affected by an event or series of related events that any Producer reasonably believes has caused a Disaster at the first mentioned Producer's Mine;

     (c) "Aggregate Productive Capacity" means the aggregate annual productive capacity from time to time of the Mine or Mines, as the case may be, of each of the Producers, taking into account any Productive Capacity Change at the applicable time provided for in section 4.07 or section
          5.04 hereof, expressed as a number of Product Tonnes per annum. As of the Effective Date, the Aggregate Productive Capacities of the Producers are as follows:

                    Agrium...............  1,741,000 Product Tonnes per annum
                    IMC Group............  6,492,600 Product Tonnes per annum
                    PCS..................  10,333,500 Product Tonnes per annum

     (d) "Amending Agreement" means this amending agreement, including the premises and preamble, and any schedules hereto;

     (e) "Basic Entitlement" of a Producer means, subject to the terms and provisions, if applicable, of the Canpotex Chilean Entitlement Amending Agreement dated with effect January 1, 1996, and entered into by the parties hereto, other than CCP, or their predecessors, that percentage that each Producer's Aggregate Productive Capacity bears to the total Aggregate Productive Capacities of all Producers multiplied by the total forecast sales of potash, grade by grade, by Canpotex for each fiscal year;

     (f)  "Board of Directors" means the board of directors of Canpotex;

     (g) "Canpotex Auditors" means the external auditors of Canpotex from time to time which, as at the Effective Date, are Deloitte & Touche LLP;

     (h) "Disaster" means any event or series of related events occurring with respect to a Mine that has or have the effect of reducing the productive capacity of such Mine by an amount equal to at least 50% of the Pre-Disaster Audit Amount of such Mine;

     (i)  "Effective Date" means 12:01 a.m. (Saskatchewan time) on January 1,
          1999;

     (j) "Major Expansion" means any capital expansion undertaken by a Producer of an existing Mine or the construction of a new Mine, occurring after the Effective Date, which results in an increase of (or in the case of a new Mine the creation of) the productive capacity of such Mine of at least 200,000 Product Tonnes annually; for greater certainty, the expansions announced by Kalium and CCP on February 9, 1998 with respect to their Mines located near Belle Plaine, Saskatchewan and Colonsay, Saskatchewan, respectively, shall be governed by this Amending Agreement notwithstanding that they were announced prior to the Effective Date, and February 9, 1998 shall for all purposes hereof be considered the date of the Notice of Expansion for each of these expansions; such expansion at Kalium's Belle Plaine Mine shall be considered as a staged Major Expansion, as contemplated in section
          4.04 hereof;

     (k) "Mine" means a single potash mine and mill situated in Saskatchewan of a Producer and "Mines" means more than one Mine; for greater certainty, it is acknowledged that there are currently two Mines at IMC LP's facilities located near Esterhazy, Saskatchewan;

     (l) "Notice of Expansion" means a notice provided for in section 4.01 hereof, which shall be delivered in accordance with section 12.01 hereof, and which shall be delivered not more than 180 days and not less than 60 days before the date of commencement of the Major Expansion;

     (m) "Operating Days" with respect to a Mine means days that the Mine is operational and producing potash of any grade. If the production schedule at a Mine is 10 days of production followed by 4 days of non-production for maintenance and other purposes, then only the 10 days of production would be considered as Operating Days for purposes hereof; accordingly, with such a production schedule, for purposes of this Agreement 90 Operating Days at a Mine would be achieved after 9 consecutive 10 and 4 cycles, and 180 Operating Days would be achieved after 18 consecutive 10 and 4 cycles. Regardless of the production schedule used at a Mine, non-production days for maintenance or other purposes will not be considered "Operating Days" for purposes hereof, provided that in the case of a Mine, other than a Solution Mine, operating on a continuous production schedule, any 90 Operating Day period must be completed within 122 days from and including the first Operating Day of such period, and provided further that in the case of a Solution Mine operating on a continuous production schedule, any 180 Operating Day period must be completed within 248 days from and including the first Operating Day of such period;

     (n) "Operating Plan and Budget" means the annual operating plan and budget of Canpotex prepared by Canpotex management and approved by the Board of Directors;

     (o) "Operating Results" means the operating results of a Producer's Mine as set out in its monthly production reports;

     (p) "Plan" means a written plan submitted by or on behalf of an Affected Producer to Canpotex and the remaining Producers and certified by or on behalf of such Affected Producer as being a plan which it intends to begin to implement within 180 days and which when fully implemented will reasonably be likely to (i) restore to at least the Pre-Disaster Audit Amount the productive capacity of a Mine affected by a Disaster, or (ii) increase the productive capacity of another Mine of the Affected Producer by an amount equal to at least the difference between the Pre-Disaster Audit Amount and the Post-Disaster Audit Amount of the affected Mine;

     (q) "Post-Disaster Audit Amount" means the productive capacity of a Mine as verified by the Canpotex Auditors following the occurrence of a Disaster affecting such Mine and before the implementation of any Plan, based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the Affected Producer and based on 350 Operating Days per year; provided that the production schedule employed during such demonstration period must be the same as that employed at such mine immediately prior to the occurrence of the Disaster;

     (r) "Post-Expansion Audit Amount" in the context of a Major Expansion means the productive capacity of the expanded or new Mine, as the case may be, as verified by the Canpotex Auditors and based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the applicable Producer and based on 350 Operating Days per year;

     (s) "Post-Plan Audit Amount" in the context of a Disaster means the productive capacity of the affected Mine following full implementation of the applicable Plan, as verified by the Canpotex Auditors and based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the Affected Producer and based on 350 Operating Days per year;

     (t) "Pre-Disaster Audit Amount" means, in respect of a Mine that has been affected by an event or series of related events that any Producer reasonably believes has caused a Disaster, the productive capacity of the Mine as verified by the Canpotex Auditors and based on the Operating Results of such Mine for the 90 Operating Day period, or 180 Operating Day period in the case of a Solution Mine, with the highest cumulative production within the one year period immediately preceding the commencement of the Disaster, based on 350 Operating Days per year;

     (u) "Pre-Expansion Audit Amount" in the context of a Major Expansion, means the following as applicable:

          (i) in respect of a Major Expansion involving an existing Mine, the productive capacity of such Mine as verified by the Canpotex Auditors and based on the Operating Results of such Mine for the 90 Operating Day period, or 180 Operating Day period in the case of a Solution Mine, with the highest cumulative production within the one year period immediately preceding the applicable Notice of Expansion, based on 350 Operating Days per year; or

          (ii)  in respect of a Major Expansion involving a new Mine, nil;

     (v) "Product Tonne" means a ton of potash of any grade but expressed for purposes of this Amending Agreement as KCL; for greater certainty, "ton" for purposes hereof, as defined in the Producer Agreements, means a metric tonne which equals 1,000 kilograms;

     (w) "Productive Capacity Change" means the difference between the Pre-Expansion Audit Amount and the Post-Expansion Audit Amount or the difference between the Pre-Disaster Audit Amount and the Post-Plan Audit Amount, for an existing Mine or a new Mine, as the case may be;

     (x) "Solution Mine" means a Mine that utilizes a dissolution method to extract potash from an underground ore body and that uses one or more crystallization ponds as part of the potash production process; and

     (y) "Suspension Period" means the three year period immediately following the occurrence of a Disaster.

1.03 For purposes of this Amending agreement, a Disaster will be deemed to:

     (a) have commenced on the date of the occurrence of the event or the first of the series of related events that has or have caused the Disaster; and

     (b) have occurred on the date that the productive capacity of the affected Mine is in fact reduced by an amount equal to at least 50% of its Pre-Disaster Audit Amount.

1.04 It is acknowledged that CCP is not a party to a Producer Agreement with Canpotex, and that potash produced by CCP at its Mine near Colonsay, Saskatchewan is sold by CCP to Canpotex pursuant to the Producer Agreement between Kalium and Canpotex. Accordingly, for purposes hereof Kalium and CCP are considered collectively as one entity, and "Producer" in reference to Kalium shall include both Kalium and CCP unless the context otherwise requires. CCP has entered into this Agreement in order to confirm these matters and to evidence its consent and agreement to be bound hereby.

2.   PRIORITY OF THIS AGREEMENT

2.01 The provisions of this Amending Agreement shall amend the Producer Agreements and wherever there is a conflict between the provisions of this Amending Agreement and the provisions of the Producer Agreements, the provisions of this Amending Agreement shall apply. In all other respects, the provisions of the Producer Agreements are hereby confirmed and shall remain in full force and effect.

3.   BASIC ENTITLEMENTS AND AGGREGATE PRODUCTIVE CAPACITIES

3.01 Prior to December 1st in each year, Canpotex management shall deliver to the Board of Directors the Operating Plan and Budget for the immediately following fiscal year which shall include a schedule setting out the Basic Entitlement of each Producer to supply potash, grade by grade, for export by Canpotex for that fiscal year to which such Operating Plan and Budget applies. Only one aggregate Basic Entitlement will be included in such schedule for the IMC Group.

3.02 For the fiscal year beginning January 1, 1999, and for each fiscal year thereafter, the Basic Entitlement of a Producer to supply potash to Canpotex for export, grade by grade, and for establishing the quantities of potash to be purchased by Canpotex from a Producer, including any Producer that becomes a party hereto after the Effective Date, shall be as determined in accordance with the applicable Producer Agreement as amended by this Amending Agreement.

3.03 For greater certainty, commencing with the 1999 fiscal year and continuing thereafter until changed pursuant to the terms and provisions hereof, the Aggregate Productive Capacities of the Producers shall be the Aggregate Productive Capacities specified in paragraph 1.02 (c) hereof.

3.04 It is acknowledged that the Aggregate Productive Capacity of the IMC Group is the aggregate of the productive capacities of Kalium, CCP and IMC LP. It is further acknowledged that Canpotex shall at all times be entitled to treat the collective productive capacities of Kalium, CCP and IMC LP as one aggregate Productive Capacity for purposes hereof and that it shall be the responsibility of the IMC Group to ensure that the obligations to deliver Product Tonnes to Canpotex consistent with such Aggregate Productive Capacity are satisfied by the IMC Group.

3.05 Notwithstanding that, in accordance with this Amending Agreement, the Basic Entitlement of the Producers will henceforth be calculated with reference to Aggregate Productive Capacities and Product Tonnes expressed as KCL, it is agreed that the purchase price per ton of potash finally payable by Canpotex to the Producers for each grade of potash purchased under the Producer Agreements shall continue to be calculated in tons of K(2)O equivalent.

4.   MAJOR EXPANSIONS

4.01 Any Producer which intends to undertake a Major Expansion shall give a Notice of Expansion to Canpotex and contemporaneously to the other Producers to that effect.

4.02 Following the delivery of a Notice of Expansion, the Producer undertaking such Major Expansion shall, as soon as reasonably practicable thereafter, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Pre-Expansion Audit Amount.

4.03 Following the delivery of a Notice of Expansion, the applicable Producer may, by notice to Canpotex and contemporaneously to the other Producers, at any time voluntarily revoke the Notice of Expansion, and shall be deemed to have revoked the Notice of Expansion if the audit to determine the Post-Expansion Audit Amount has not been completed within five years following the date that the Notice of Expansion was delivered, unless otherwise agreed by all of the Producers, In the case of a voluntary revocation, the applicable Producer shall provide notice thereof to Canpotex and each of the other Producers.

4.04 If a Producer provides a Notice of Expansion with respect to a proposed Major Expansion equal to or greater than 400,000 Product Tonnes increase in annual productive capacity, then for purposes of this Amending Agreement such Producer shall be entitled to treat the overall Major Expansion as a series of smaller Major Expansions. In such case the Producer shall be entitled to complete a series of demonstration periods, as contemplated in paragraph 1.02(r) hereof, in order to provide a series of Post-Expansion Audit Amounts and thereby have its Aggregate Productive capacity increased in stages during the period in which the overall Major Expansion is being completed; provided that each such staged increase must be at least 200,000 Product Tonnes per annum.

     If a Producer wishes to complete the overall Major Expansion in stages as contemplated above, it shall so indicate in its Notice of Expansion. The provisions of this Amending Agreement relating to Major Expansions shall apply to any such staged Major Expansions, mutatis mutandis.

     Any voluntary or deemed revocation of such a Notice of Expansion shall result in a revocation of the Notice of Expansion only as it relates to the stages of the Major Expansion for which a Post-Expansion Audit Amount has not been verified as at the date of such revocation.

4.05 Following completion of a Major Expansion, the applicable Producer shall, as soon as reasonably practicable thereafter, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Post-Expansion Audit Amount.

4.06 The Pre-Expansion Audit Amount verification and the Post-Expansion Audit Amount verification by the Canpotex Auditors shall be delivered to Canpotex and the Producers as soon as reasonably practicable after completion of each.

4.07 If a Major Expansion has been fully completed and verified in compliance with this Article 4, the Aggregate Productive Capacity of the applicable Producer shall thereafter be increased by the amount of the Productive Capacity Change effective from and after:

     (a) January 1 in the immediately following fiscal year, provided such Major Expansion has been fully completed and verified on or before December 31 in any year; or

     (c) July 1 in any fiscal year, provided such Major Expansion has been fully completed and verified on or before June 30 in such fiscal year.

4.08 Any Producer who operates a Solution Mine will not accumulate crystal potash product in a crystallization pond or ponds that would unduly influence a Post-Expansion Audit Amount.

5.   DISASTERS

5.01 (a) If after the Effective Date an event or series of related events occurs that the Affected Producer reasonably believes has or have caused a Disaster at a Mine, the Affected Producer shall, as soon as practicable, give notice of such event(s) (an "Owner Disaster Notice") to the other Producers and contemporaneously to Canpotex. If such an event or series of related events occurs but no Owner Disaster Notice is given, any of the other Producers that reasonably believes that such event(s) has or have caused a Disaster shall be entitled to give notice of such event(s) (a "Non-Owner Disaster Notice") simultaneously to all of the other parties hereto.

     (b) If either an Owner Disaster Notice or a Non-Owner Disaster Notice is given, an audit shall be completed to determine the Pre-Disaster Audit Amount, and the Affected Producer shall, as soon as reasonably practicable, and in any event within six months following the date any such Notice is given, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Pre-Disaster Audit Amount. The Pre-Disaster Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

     (c) If either an Owner Disaster Notice or a Non-Owner Disaster Notice is given the Affected Producer shall, as soon as reasonably practicable and in any event within one year following the date that any such Notice is given, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Post-Disaster Audit Amount. The Post-Disaster Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

     (d) The Pre-Disaster Audit Amount and the Post-Disaster Audit Amount will be used to confirm whether or not a Disaster has in fact occurred at the Mine.

     (e) Each party hereto represents to the others that as of the Effective Date it was not aware of, and on the date of signing this Amending Agreement is not aware of, the occurrence of any event or series of related events at any of its Mines that has or have caused a Disaster at any such Mines, provided that with respect to PCS's Patience Lake Mine near Saskatoon, Saskatchewan, PCS's representation as aforesaid relates only to the time period since PCS acquired, directly or indirectly, such Mine in 1993.

5.02 If after the Effective Date a Disaster occurs, the Aggregate Productive Capacity and Basic Entitlement of the Affected Producer shall not be reduced as provided for in section 5.05 hereof provided that each of the following events occur:

     (a) on or prior to the 30th day preceding the end of the Suspension Period, the Affected Producer submits a Plan to Canpotex and the other Producers that is reasonably likely to achieve the results specified therein; and

     (b) the Affected Producer fully implements the Plan before the expiration of the Additional Suspension Period and such implementation achieves the results specified in the Plan.

5.03 Following full implementation of the Plan, the Affected Producer shall, as soon as reasonably practicable thereafter, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Post-Plan Audit Amount. The Post-Plan Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

5.04 If a Plan has been fully implemented and verified in compliance with this
     Article 5, the Aggregate Productive Capacity of the Affected Producer shall, subject to the terms hereof, thereafter be the Aggregate Productive Capacity of the Affected Producer immediately before the Disaster:

     (a)  minus the pre-Disaster Audit Amount; and

     (b)  plus the Post-Plan Audit Amount;

     provided that the Aggregate Productive Capacity calculated as aforesaid shall not be increased above the Aggregate Productive Capacity of the Affected Producer immediately before the Disaster, unless such increase will be at least 200,000 Product Tonnes.

5.05 If a Disaster occurs and any of the events specified in section 5.02 hereof does not occur within the time frame set forth therein, then unless otherwise agreed by all Producers, the Aggregate Productive Capacity of the Affected Producer shall be reduced by an amount equal to the difference between the Pre-Disaster Audit Amount and the Post-Disaster Audit amount.

5.06 Any Producer who operates a Solution Mine will not accumulative crystal potash product in a crystallization pond or ponds that would unduly influence a Post-Plan Audit Amount or Post-Disaster Audit Amount.

6.   FURTHER ASSURANCES

6.01 Each of the parties hereto hereby covenants and agrees to be bound by, observe, perform and do all things and take all action, steps, proceedings and execute such further and other assurances, documents and agreements whether under corporate seal or otherwise as are reasonably necessary or required to fully implement and give effect to all of the terms and provisions of this Amending Agreement.

7.   GOVERNING LAW

7.01 This Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

8.   ENTIRE AGREEMENT AND CONFIRMATION

8.01 This Amending Agreement contains the whole of the agreement between and among the parties hereto relating to the subject matter hereof and there are no collateral or precedent representations, agreements, or conditions not specifically set forth herein, and no modification amendment or variation shall be effective or binding upon the Parties hereto unless agreed to in writing beforehand.

      Notwithstanding the above, it is acknowledged that the Producer Agreements shall remain in force, as amended hereby.

9.    ENUREMENT

9.01 The parties hereto covenant and agree that this Amending Agreement shall be binding upon and enure to the benefit of the parties hereto, their successors and permitted assigns.

10.   ASSIGNMENT

10.01 The parties hereto covenant and agree that this Amending Agreement may not be assigned in whole or in part by any of the parties hereto except in accordance with the terms and provisions of the Producer Agreement applicable to such assignment.

11.   SEVERABILITY

11.01 It is hereby agreed that in the event any clause, provision, paragraph, subparagraph or section of this Amending Agreement is held invalid as contrary to any statute or regulation or law in that regard by a court of competent jurisdiction, the invalidity of such shall in no way affect the validity of any other clause provision, paragraph, subparagraph or section of this Amending Agreement and each and every such clause, provision, paragraph, subparagraph or section of this Amending Agreement shall be severable from each and every other.

12.   NOTICES

12.01 Any notice, demand, request, declaration or communication required or permitted to be made or given hereunder or under the Producer Agreements shall be in writing and shall be given by personal service upon an officer of the party to whom it is intended or mailed by prepaid registered mail or transmitted by telecopier, at the following addresses:

      (a)  CANPOTEX LIMITED
           111 - 2nd Avenue South
           Suite 400
           Saskatoon, Saskatchewan, Canada S7K 1K6
           Attention:    President
           Facsimile:    (306) 653-5505

      (b)  AGRIUM INC.
           13131 Lake Fraser Drive, S.E.
           Calgary, Alberta, Canada T2J 7E8
           Attention:    President
           Facsimile:    (403) 225-7600

      (c)  IMC KALIUM CANADA LTD.
           Plant Site
           Belle Plaine, Saskatchewan, Canada S0G 0G0
           Attention:    President
           Facsimile:    (847) 607-3101

      (d)  IMC CENTRAL CANADA POTASH INC.
           PO Box 1500
           Colonsay, Saskatchewan, Canada S0K 0X0
           Attention:    President
           Facsimile:    (847) 607-3101

      (e)  INTERNATIONAL MINERALS & CHEMICAL (CANADA)
           LIMITED PARTNERSHIP
           c/o INTERNATIONAL MINERALS & CHEMICAL (CANADA)
           GLOBAL LIMITED
           General Delivery, Highway 80 East
           Esterhazy, Saskatchewan, Canada S0A 0X0
           Attention:    President
           Facsimile:    (847) 607-3101

      (f)  POTASH CORPORATION OF SASKATCHEWAN INC.
           PCS Tower
           Suite 500, 122 - 1st Avenue South
           Saskatoon, Saskatchewan, Canada S7K 7G3
           Attention:    President
           Facsimile:    (306) 933-8888

For these purposes, such notice shall be mailed by prepaid registered mail addressed to the recipient at the address above set forth or at such other address and/or to the attention of any such other person or officer as either of the parties may from time to time or at any time advise by notice in writing to the other parties hereto. The date of receipt of any notice shall be deemed to be the tenth business day next following the date of such mailing, provided that if at the date of such mailing, interruption in the operation of the postal service in Canada or in the United States has or is likely to delay the mailing and receipt of such notice, the same shall be served personally on an officer of the other parties hereto or served by telecopy transmission. Notice shall be effective upon the deemed date of receipt in the case of delivery by mail; upon the actual date of receipt, in the case of delivery by personal service; and on the next day following the date of transmission, in the case of delivery by telecopier. Any of the parties hereto may, in the manner provided for the giving of notice as aforesaid, change its address for service.

13.   EXECUTION

13.01 The parties hereto agree that this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their corporate seals attested by their proper officers in that behalf effective as and from the Effective Date, it being acknowledged that actual execution did not occur until after the Effective Date.
                                         CANPOTEX LIMITED

                                         Per: /s/
                                         ---------------------------------------
                                         Per: /s/
                                         ---------------------------------------


                                         AGRIUM INC.

                                         Per: /s/
                                         ---------------------------------------
                                         Per: /s/
                                         ---------------------------------------

                                         IMC KALIUM CANADA LTD.

                                         Per: /s/
                                         ---------------------------------------
                                         Per: /s/
                                         ---------------------------------------


                                         IMC CENTRAL CANADA POTASH INC.

                                         Per: /s/
                                         ---------------------------------------
                                         Per: /s/
                                         ---------------------------------------


                                         INTERNATIONAL MINERALS & CHEMICAL
                                         (CANADA) LIMITED PARTNERSHIP, a limited
                                         partnership, by its General Partner,
                                         INTERNATIONAL MINERALS & CHEMICAL
                                         (CANADA) GLOBAL LIMITED

                                         Per: /s/
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                                         Per: /s/
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                                         POTASH CORPORATION OF SASKATCHEWAN INC.

                                         Per: /s/
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                                         Per: /s/
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